UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                                 Date of Report:
                        (Date of earliest event reported)

                                  July 14, 2017

                           UNITED CANNABIS CORPORATION
                   -------------------------------------------
               (Exact name of registrant as specified in charter)

                                    Colorado
                ------------------------------------------------
         (State or other Jurisdiction of Incorporation or Organization)


                              1600 Broadway, Suite 1600
      000-54582                    Denver, CO 80202               46-5221947
----------------------   -----------------------------------  ------------------
   (Commission File        (Address of Principal Executive       (IRS Employer
       Number)                         Offices                  Identification
                                    and Zip Code)                   Number)


                                 (303) 386-7321
                  -------------------------------------------
              (Registrant's telephone number, including area code)


                                       N/A
              ----------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01   Entry Into a Material Definitive Agreement

     On July 14, 2017, the Company acquired 95% of the outstanding common stock of Prana Therapeutics, Inc. for 5,761,500 shares of the Company's common stock.

     Prana is a Delaware corporation, incorporated in 2012. Prana's flagship product is Epidiferphane(TM), a proprietary formulation composed of three botanical extracts that has demonstrated efficacy at preventing and treating several conditions and disease indications, including:

     o    Managing  the  negative  side  effects  of  chemotherapy;

     o    Treating inflammatory diseases such as back pain and arthritis; and

     o    Reducing tumor progression.

          Negative Side Effects Of Chemotherapy
          An estimated 650,000 patients undergo chemotherapy each year, in the US alone, at a cost of approximately $12 billion. Although, there are several protocols to minimize the side effects associated with chemotherapy, there is currently no protocol that prevents these symptoms. Preclinical data have shown Epidiferphane to be effective in preventing Anemia (low red blood cells), Neutropenia (low white blood cells), attenuating Chemotherapy Induced Peripheral Neuropathy, and protecting the endogenous neural stem cell population that is associated with Chemofog (memory problems). At least one of these conditions is experienced by 90% of patients going through chemotherapy.

          Inflammatory Disease
          Approximately 150 million patients suffer from inflammation and pain associated with arthritis and back-centric conditions, spending in excess of $30 billion on treatments, many of which have significant side effects. Epidiferphane(TM), in combination with nutritional ketosis, reduces levels of cytokines that contribute to inflammatory diseases and in a small number of patients has been reported to reduce pain, morning stiffness and improve sleep.

          Brain Tumors
          There are approximately 80,000 new brain cancer diagnoses in the US each year; Glioblastoma, the most common type, has a survival diagnosis of approximately 12 months. In pre-clinical rodent testing, Epidiferphane(TM), in conjunction with a nutritional ketosis, has been shown to double the mean life expectancy, increase the effectiveness of chemotherapy, and sensitize chemotherapy resistant tumors to standard of care drugs.

     Prana's products are not used with marijuana.

     Prana's plan of operations for the next twelve months is as follows:

     o    File two Investigational New Drug applications with the FDA;

     o Initiate a clinical trial in the United States to determine the ability of Epidiferphane to treat the side effects of chemotherapy;

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

     o Initiate a clinical trial in the United States to determine the ability of Epidiferphane to treat back pain;

     o    Initiate  a  clinical  trial  in  Italy  for  elderly   patients  with
          inflammatory diseases such as back pain and arthritis; and

     o Pursue the granting of its patents applications in the USA and internationally.

     Prana estimates that it will need approximately $500K in capital over the next twelve months.

     Prana had gross revenue of $5,593 and $2,754, respectively, for the twelve months ended December 31, 2016 and the six months ended June 30, 2017

Item 2.01.  Completion of Acquisition or Disposition of Assets.

     See Item 1.01 of this report.

Item 3.02.  Unregistered Sale of Equity Securities.

     See Item 1.01 of this report.

     The Company relied upon the exemption provided by Section 4(a)(2) of the Securities Act of 1933 with respect to the issuance of these shares. The persons who acquired these shares were provided full information regarding the Company. There was no general solicitation in connection with the offer or sale of these securities. The persons who acquired these shares acquired them for their own accounts. The certificates representing these shares will bear a restricted legend providing that they cannot be sold except pursuant to an effective registration statement or an exemption from registration.

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

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                      UNITED CANNABIS CORPORATION


Dated:  July 18, 2017                By: /s/ Earnest Blackmon
                                         -----------------------------
                                         Earnest Blackmon
                                         Chief Executive Officer